Exhibit 99.2

March 6, 2014

Dear Shareholder:

Thank you for your investment in CNL Lifestyle Properties, Inc., a non-traded real estate investment trust that has built a unique and diversified portfolio of 150 assets based on a lifestyle-oriented, demographically driven investment approach. Many of our properties are well-known, iconic parts of the American lifestyle, such as the Mount Washington Resort, Elitch Gardens theme and water park, Crested Butte Mountain Resort and Pacific Park on the Santa Monica Pier. In addition, the baby boomer generation has just begun entering retirement, living longer and desiring an active lifestyle, driving increased demand for senior housing alternatives in which we have been actively investing since early 2011.

We are writing to provide you with an update on our most recent valuation and other important board of directors actions. On March 4, 2014, our board of directors determined that the estimated net asset value (NAV) per share of our common stock was $6.85 as of a December 31, 2013 measurement date. While this valuation is lower than the estimated NAV per share determined and published in August 2012, we remain convinced that we have assembled a compelling and difficult-to-replicate collection of assets that has enduring value.

Compared to other commercial property types, the valuation of much of our portfolio is complex and subjective since there are limited comparable transactions where similar properties are bought and sold. Traditional appraisal results for unique assets such as ours can be quite variable and, many times, as much art as science. It is also important to note that the current estimated NAV does not include any potential additional value relating to the size or scale of components of our lifestyle-related portfolio of assets. These types of portfolio premiums are often obtained upon the sale of larger collections of like assets, but of course, are not assured. In addition, the estimated NAV is simply a snapshot in time and is not necessarily indicative of the value we would expect to realize from the portfolio as we pursue strategies to provide liquidity.

Impact Factors

There are several primary factors driving the reduction from our previously reported estimated NAV. More than two-thirds of our assets were acquired between 2004 and 2008 — prior to the Great Recession — and our golf and marinas portfolios have been particularly impacted and declined in value as these sectors continue to experience residual challenges brought on by the economic downturn. We have worked aggressively to stabilize property operations and replace underperforming tenants to position these assets for improved performance. Our updated estimated NAV was also negatively impacted by a higher fair market valuation of our corporate bonds that have been consistently trading at a premium to par value, and an earlier than expected repurchase of our joint venture interests in 42 Sunrise senior housing communities. However, our senior housing portfolio continues to perform exceptionally well, partially offsetting the decline. Our ski and attractions portfolio valuations were largely consistent with our last estimated NAV, having increased in value during our ownership. For the attractions portfolio, this was in spite of extraordinary weather conditions at our largest theme park, Darien Lake, which recorded more than 30 percent fewer rain-free operating days in 2013 versus the prior season.

Valuation Process

To comply with recently adopted industry guidelines for our updated estimated NAV, our board of directors engaged a new independent third-party valuation consultant, CBRE Capital Advisors (CBRE Cap), to assist in determining the net asset value for CNL Lifestyle Properties. CBRE Cap is an investment banking firm that specializes in providing real estate-related financial services and is a subsidiary of CBRE Group, Inc., a Fortune 500 and S&P 500 company and one of the world’s largest commercial real estate services and investment firms (based on 2012 revenue).

Our board of directors authorized the Audit Committee — comprised solely of independent directors — to review a variety of sources and analyses, including CBRE Cap’s valuation analyses, and to recommend an estimated NAV in accordance with the Investment Program Association (IPA) valuation methodology effective May 1, 2013**. For a description of the methodology considered by the Audit Committee and our board of directors, please refer to our current report on Form 8-K filed March 6, 2014, with the U.S. Securities and Exchange Commission on their website at SEC.gov.

Distribution Policy and Distribution Reinvestment Plan

At this time, we do not anticipate any changes to the current distribution policy. The board of directors continues to evaluate the distribution rate on an ongoing basis and will make adjustments, as necessary, based on current and projected portfolio and company performance.

As a result of our new valuation, the Distribution Reinvestment Plan (DRP) has been amended, and all shares issued under our DRP will reflect a per share price equal to our current estimated NAV at the time of reinvestment, rather than a discount to NAV. If you participate in our DRP, cash distributions will continue to be invested in shares promptly following the distribution payment date. If you choose to change your DRP election, notice must be received between March 6 and March 25, 2014. Participation changes will be made effective prior to the next issuance of DRP shares for the quarter ending March 31, 2014.

Our Plans to Improve Shareholder Value

As we near the end of the company’s life cycle, we have formally engaged Jefferies LLC, a leading global investment banking and advisory firm, to assist management and the board of directors in actively evaluating various strategic alternatives to provide liquidity to our shareholders. We look forward to announcing the results of these efforts as opportunities unfold.

Our advisor has taken meaningful and definitive steps to promote further alignment with our shareholders. Effective April 1, 2014, all advisory fees will be reduced, which includes the full elimination of acquisition fees on equity, performance fees, debt acquisition fees and disposition fees, and the reduction in the asset management fee to 0.90 percent of average invested assets. Our advisor will consider further reductions to the asset management fee if we have not materially begun to execute a liquidity event or events before April 1, 2015.

As you have seen over the recent years, we have been incredibly active and will remain diligent in addressing situations where asset level performance does not meet our expectations. Since late 2010, we have undertaken comprehensive restructurings of our attractions, golf and marinas portfolios. Transitions like these are difficult and negatively impact operating cash flows and property values in the short term, but we believe are necessary to position assets for improved performance and valuation over the long term.

Should you have further questions, please contact your financial advisor or CNL Client Services at 866-650-0650. We also encourage you to visit CNLLifestyleREIT.com to view our current filings as well as a valuation presentation for more in-depth information.

Sincerely,

James M. Seneff, Jr.	Stephen H. Mauldin
Chairman of the Board	President and Chief Executive Officer

*	This valuation represents the estimated value per share at a snapshot in time and will likely change over the company’s lifecycle. The estimated NAV per share does not necessarily represent the amount an investor could expect to receive if the company were to list its shares or liquidate its assets, now or in the future. The estimated NAV per share is only an estimate and is based on a number of assumptions and estimates which may not be complete. CBRE Cap, the independent valuation firm, made numerous assumptions with respect to industry, business, economic and regulatory conditions, all of which are subject to changes beyond the control of CBRE Cap or the company. Throughout the valuation process, the Audit Committee, our advisor and senior members of management reviewed, confirmed and approved the processes and methodologies and their consistency with real estate industry standards and best practices.
**	There is no assurance that the IPA Valuation Methodology is acceptable to the SEC, FINRA or under ERISA for compliance with reporting requirements.

Cautionary Note Regarding Forward-Looking Statements

Statements above that are not statements of historical fact, including statements about the purported value of the company’s common stock, constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. CBRE Cap relied on forward-looking information, some of which was provided by the company, in preparing its valuation materials. The company and CBRE Cap intend that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect our current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the company’s business and its performance, statements of future economic performance, and other future conditions and forecasts of future events and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “estimated,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share value of the company’s common stock, and other matters. The company’s forward-looking statements are not guarantees of future performance. While we believe our forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The company’s forward-looking statements are based on our current expectations and a variety of risks, uncertainties and other factors, many of which are beyond our ability to control or accurately predict. Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the company cautions you not to place undue reliance on such statements.

For further information regarding risks and uncertainties associated with the company’s business, and important factors that could cause the company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the company’s documents filed from time to time with the U.S. Securities and Exchange Commission, copies of which may be obtained from the company’s website at CNLLifestyleREIT.com.

All written and oral forward-looking statements attributable to the company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date on which they are made; the company undertakes no obligation to, and expressly disclaims any obligation to, update or revise its forward-looking statements to reflect new information, changed assumptions, the occurrence of subsequent events, or changes to future operating results over time unless otherwise required by law.